EXHIBIT 10.12

MASTER REPURCHASE AGREEMENT

between

FIRST UNION NATIONAL BANK,

a national banking association,

as Buyer

and

CAPITAL LEASE FUNDING, LLC,

a Delaware limited liability company,

as Seller

Dated as of November 1, 2001

MASTER REPURCHASE AGREEMENT

This Master Repurchase Agreement (“Agreement”) is dated November 1, 2001 between FIRST UNION NATIONAL BANK, a national banking association (“Buyer”), and CAPITAL LEASE FUNDING, LLC, a Delaware limited liability company (“Seller”).

1. Applicability. From time to time Seller and Buyer may enter into transactions in which Seller agrees to transfer securities or other assets (“Securities”) to Buyer against the transfer of funds by Buyer, with a simultaneous agreement by Buyer to transfer to Seller such Securities upon a certain date or on demand, against the transfer of funds by Seller. Each such transaction shall be referred in this Agreement as a “Transaction” and, unless otherwise agreed in writing, shall be governed by this Agreement, including any supplemental terms or conditions set forth on Exhibit A to this Agreement and in any other such exhibits or annexes.

2. Definitions. Whenever used in this Agreement (including all Exhibits), the following words and phrases, unless the context otherwise requires, shall have the meanings set forth below:

(a) “Act of Insolvency” means, with respect to any party, (i) the commencement by Seller as debtor of any case or proceeding under any bankruptcy, insolvency, reorganization, liquidation, moratorium, dissolution, delinquency or similar law, or such party seeking the appointment or election of a receiver, conservator, trustee, custodian or similar official for such party or any substantial part of its property, or the convening of any meeting of creditors for purposes of commencing any such case or proceeding or seeking such an appointment or election, (ii) the commencement of any such case or proceeding against Seller, or another seeking such an appointment or election, or the filing against a party of an application for a protective decree under the provisions of the Securities Investor Protection Act of 1970, which (A) is consented to or not timely contested by such party, (B) results in the entry of an order for relief, such an appointment or election, the issuance of such a protective decree or the entry of an order having a similar effect, or (C) is not dismissed within 15 days, (iii) the making by Seller of a general assignment for the benefit of creditors, or (iv) the admission in writing by such party of such party’s inability to pay such party’s debts as they become due;

(b) “Additional Purchase Securities” means Securities provided by Seller to Buyer pursuant to Paragraph 4(a) of this Agreement;

(c) “Buyer’s Margin Amount” means with respect to any Transaction as of any date, the amount obtained by application of Buyer’s Margin Percentage to the Repurchase Price for such Transaction as of such date;

(d) “Buyer’s Margin Percentage” means, with respect to any Transaction as of any date, a percentage (which may be equal to Seller’s Margin Percentage) agreed to by Buyer and Seller or, in the absence of any such agreement, the percentage obtained by dividing the Market Value of the Purchased Securities on the Purchase Date by the Purchase Price on the Purchase Date for such Transaction;

(e) “Confirmation” means the meaning specified in Paragraph 3(b) of this Agreement;

(f) “Income” means with respect to any Security at any time, any principal of such Security and all interest, dividends or other distributions on such Security;

(g) “Margin Deficit” means the meaning specified in Paragraph 4(a) of this Agreement;

(h) “Margin Excess” means the meaning specified in Paragraph 4(b) of this Agreement;

(i) “Margin Notice Deadline” means the time agreed to by the parties in the relevant Confirmation, Exhibit A to this Agreement or otherwise as the deadline for giving notice requiring same-day satisfaction of margin maintenance obligations as provided in Paragraph 4 of this Agreement (or, in the absence of any such agreement, the deadline for such purposes established in accordance with market practice);

(j) “Market Value” means with respect to any Securities as of any date, the price for such Securities on such date obtained from a generally recognized source agreed to by the parties or the most recent closing bid quotation from such a source, plus accrued Income to the extent not included in such price (other than any Income credited or transferred to, or applied to the obligations of, Seller pursuant to Paragraph 5 of this Agreement) as of such date (unless contrary to market practice for such Securities);

(k) “Price Differential” means with respect to any Transaction as of any date, the aggregate amount obtained by daily application of the Pricing Rate for such Transaction to the Purchase Price for such Transaction on a 360 day per year basis for the actual number of days during the period commencing on (and including) the Purchase Date for such Transaction and ending on (but excluding) the date of determination (reduced by any amount of such Price Differential previously paid by Seller to Buyer with respect to such Transaction);

(l) “Pricing Rate” means the per annum percentage rate for determination of the Price Differential;

(m) “Prime Rate” means the prime rate of U.S. Commercial banks as published in The Wall Street Journal (or, if more than one such rate is published, the average of such rates);

(n) “Purchase Date” means the date on which Purchased Securities are to be transferred by Seller to Buyer;

(o) “Purchase Price” means (i) on the Purchase Date, the price at which Purchased Securities are transferred by Seller to Buyer, and (ii) thereafter, except where Buyer and Seller agree otherwise, such price increased by the amount of any cash transferred by Buyer to Seller pursuant to Paragraph 4(b) of this Agreement and decreased by the amount of any cash transferred by Seller to Buyer pursuant to Paragraph

4 of this Agreement or applied to reduce Seller’s obligations under clause (b) of Paragraph 5 of this Agreement;

(p) “Purchased Securities” means the Securities transferred by Seller to Buyer in a Transaction under this Agreement, and any Securities substituted therefor in accordance with Paragraph 9 of this Agreement. The term “Purchased Securities” with respect to any Transaction at any time also shall include Additional Purchased Securities delivered pursuant to Paragraph 4(a) of this Agreement and shall exclude Securities returned pursuant to Paragraph 4(b) of this Agreement;

(q) “Repurchase Date” means the date on which Seller is to repurchase the Purchased Securities from Buyer, including any date determined by application of the provisions of Paragraphs 3(c) and 11 of this Agreement;

(r) “Repurchase Price” means the price at which Purchased Securities are to be transferred from Buyer to Seller upon termination of a Transaction, which will be determined in each case (including Transactions terminable upon demand) as the sum of the Purchase Price and the Price Differential as of the date of such determination;

(s) “Seller’s Margin Amount” means with respect to any Transaction as of any date, the amount obtained by application of Seller’s Margin Percentage to the Repurchase Price for such Transaction as of such date;

(t) “Seller’s Margin Percentage” means with respect to any Transaction as of any date, a percentage (which may be equal to Buyer’s Margin Percentage) agreed to by Buyer and Seller or, in the absence of any such agreement, the percentage obtained by dividing the Market Value of the Purchased Securities on the Purchase Date by the Purchase Price on the Purchase Date for such Transaction.

3. Initiation; Confirmation; Termination.

(a) An agreement to enter into a Transaction may be made orally or in writing at the initiation of either Buyer or Seller. On the Purchase Date for the Transaction, the Purchased Securities shall be transferred to Buyer or its agent against the transfer of the Purchase Price to an account of Seller.

(b) Upon agreeing to enter into a Transaction under this Agreement, Buyer or Seller (or both), as shall be agreed, shall promptly deliver to the other party a written confirmation of each Transaction (a “Confirmation”). The Confirmation shall describe the Purchased Securities (including CUSIP number, if any), identify Buyer and Seller and set forth (i) the Purchase Date, (ii) the Purchase Price, (iii) the Repurchase Date, unless the Transaction is to be terminable on demand, (iv) the Pricing Rate or Repurchase Price applicable to the Transaction, and (v) any additional terms or conditions of the Transaction not inconsistent with this Agreement. The Confirmation, together with this Agreement, shall constitute conclusive evidence of the terms agreed between Buyer and Seller with respect to the Transaction to which the Confirmation relates, unless with respect to the Confirmation specific objection is made promptly after receipt of such

Confirmation. In the event of any conflict between the terms of such Confirmation and this Agreement, this Agreement shall prevail.

(c) In the case of Transactions terminable upon demand, such demand shall be made by Buyer or Seller, no later than such time as is customary in accordance with market practice, by telephone or otherwise on or prior to the business day on which such termination will be effective. On the date specified in such demand, or on the date fixed for termination in the case of Transactions having a fixed term, termination of the Transaction will be effected by transfer to Seller or its agent of the Purchased Securities and any Income in respect of such Purchased Securities received by Buyer (and not previously credited or transferred to, or applied to the obligations of, Seller pursuant to Paragraph 5 of this Agreement) against the transfer of the Repurchase Price to an account of Buyer.

4. Margin Maintenance.

(a) If at any time the aggregate Market Value of all Purchased Securities subject to all Transactions in which a particular party to this Agreement is acting as Buyer is less than the aggregate Buyer’s Margin Amount for all such Transactions (a “Margin Deficit”), then Buyer may by notice to Seller require Seller in such Transactions, at Seller’s option, to transfer to Buyer cash or additional Securities reasonably acceptable to Buyer (“Additional Purchased Securities”), so that the cash and aggregate Market Value of the Purchased Securities, including any such Additional Purchased Securities, will thereupon equal or exceed such aggregate Buyer’s Margin Amount (decreased by the amount of any Margin Deficit as of such date arising from any Transactions in which such Buyer is acting as Seller).

(b) If at any time the aggregate Market Value of all Purchased Securities subject to all Transactions in which a particular party hereto is acting as Seller exceeds the aggregate Seller’s Margin Amount for all such Transactions at such time (a “Margin Excess”), then Seller may by notice to Buyer require Buyer in such Transactions, at Buyer’s option, to transfer cash or Purchased Securities to Seller, so that the aggregate Market Value of the Purchased Securities, after deduction of any such cash or any Purchased Securities so transferred, will thereupon not exceed such aggregate Seller’s Margin Amount (increased by the amount of any Margin Excess as of such date arising from any Transactions in which such Seller is acting as Buyer).

(c) If any notice is given by Buyer or Seller under subparagraph (a) or (b) of this Paragraph at or before the Margin Notice Deadline on any business day, the party receiving such notice shall transfer cash or Additional Purchased Securities as provided in such subparagraph no later than the close of business in the relevant market on such day. If any such notice is given after the Margin Notice Deadline, the party receiving such notice shall transfer such cash or Securities no later than the close of business in the relevant market on the next business day following such notice.

(d) Any cash transferred pursuant to this Paragraph shall be attributed to such Transactions as shall be agreed upon by Buyer and Seller.

(e) Seller and Buyer may agree, with respect to any or all Transactions under this Agreement, that the respective rights of Buyer or Seller (or both) under subparagraphs (a) and (b) of this Paragraph may be exercised only where a Margin Deficit or Margin Excess, as the case may be, exceeds a specified dollar amount or a specified percentage of the Repurchase Prices for such Transactions (which amount or percentage shall be agreed to by Buyer and Seller prior to entering into any such Transactions).

(f) Seller and Buyer may agree, with respect to any or all Transactions under this Agreement, that the respective rights of Buyer and Seller under subparagraphs (a) and (b) of this Paragraph to require the elimination of a Margin Deficit or a Margin Excess, as the case may be, may be exercised whenever such a Margin Deficit or Margin Excess exists with respect to any single Transaction under this Agreement (calculated without regard to any other Transaction outstanding under this Agreement).

5. Income Payments. Seller shall be entitled to receive an amount equal to all Income paid or distributed on or in respect of the Securities that is not otherwise received by Seller, to the full extent it would be so entitled if the Securities had not been sold to Buyer. Buyer shall, as the parties may agree with respect to any Transaction (or, in the absence of any such agreement, as Buyer shall reasonably determine in its discretion), on the date such Income is paid or distributed either (a) transfer to or credit to the account of Seller such Income with respect to any Purchased Securities subject to such Transaction or (b) with respect to Income paid in cash, apply the Income payment or payments to reduce the amount, if any, to be transferred to Buyer by Seller upon termination of such Transaction. Buyer shall not be obligated to take any action pursuant to the preceding sentence (i) to the extent that such action would result in the creation of a Margin Deficit, unless prior thereto or simultaneously therewith Seller transfers to Buyer cash or Additional Purchased Securities sufficient to eliminate such Margin Deficit, or (ii) if an Event of Default with respect to Seller has occurred and is then continuing at the time such Income is paid or distributed.

6. Security Interest. Although the parties intend that all Transactions under this Agreement be sales and purchases and not loans, in the event any such Transactions are deemed to be loans, Seller shall be deemed to have pledged to Buyer as security for the performance by Seller of its obligations under each such Transaction, and shall be deemed to have granted to Buyer a security interest in, all of the Purchased Securities with respect to all Transactions under this Agreement and all Income on such Purchased Securities and other proceeds of such Purchased Securities.

7. Payment and Transfer. Unless otherwise mutually agreed, all transfers of funds under this Agreement shall be in immediately available funds. All Securities transferred by one party hereto to the other party (a) shall be in suitable form for transfer or shall be accompanied by duly executed instruments of transfer or assignment in blank and such other documentation as the party receiving possession may reasonably request, (b) shall be transferred on the book-entry system of a Federal Reserve Bank, or (c) shall be transferred by any other method mutually acceptable to Seller and Buyer.

8. Segregation of Purchased Securities. To the extent required by applicable law, all purchased Securities in the possession of Seller shall be segregated from other securities in its possession and shall be identified as subject to this Agreement. Segregation may be accomplished by appropriate identification on the books and records of the holder, including a financial or securities intermediary or a clearing corporation. All of Seller’s interest in the Purchased Securities shall pass to Buyer on the Purchase Date and, unless otherwise agreed by Buyer and Seller, nothing in this Agreement shall preclude Buyer from engaging in repurchase transactions with the Purchased Securities or otherwise selling, transferring, pledging or hypothecating the Purchased Securities, but no such transaction shall relieve Buyer of its obligations to transfer Purchased Securities to Seller pursuant to Paragraph 3, 4 and 11 of this Agreement, or of Buyer’s obligation to credit or pay Income to, or apply Income to the obligations of, Seller pursuant to Paragraph 5 of this Agreement.

Required Disclosure for Transactions in Which Seller Retains

Custody of the Purchased Securities

If Seller is a government securities broker or dealer other than a financial institution under 17 C.F.R. §403.5(d), Seller is not permitted to substitute other securities for those subject to this Agreement and therefore must keep Buyer’s securities segregated at all times, unless in this Agreement Buyer grants Seller the right to substitute other securities. If Buyer grants the right to substitute, this means that Buyer’s securities will likely be commingled with Seller’s own securities during the trading day. Buyer is advised that, during any trading day that Buyer’s securities are commingled with Seller’s securities, they will be subject to liens granted by Seller to its clearing bank and may be used by Seller for deliveries on other securities transactions. Whenever the securities are commingled, Seller’s ability to resegregate substitute securities for Buyer will be subject to Seller’s ability to satisfy the clearing lien or to obtain substitute securities.

If Seller is a financial institution under 17 C.F.R. §403.5(d), Seller is not permitted to substitute other securities for those subject to this Agreement and therefore must keep Buyer’s securities segregated at all times, unless in this Agreement Buyer grants Seller the right to substitute other securities. If Buyer grants the right to substitute, this means that Buyer’s securities will likely be commingled with Seller’s own securities during the trading day. Buyer is advised that, during any trading day that Buyer’s securities are commingled with Seller’s securities, they may be subject to liens granted by Seller to third parties and may be used by Seller for deliveries on other securities transactions. Whenever the securities are commingled, Seller’s ability to resegregate substitute securities for Buyer will be subject to Seller’s ability to satisfy any lien or to obtain substitute securities.

9. Substitution.

(a) Seller may, subject to agreement with and acceptance by Buyer, substitute other Securities for any Purchased Securities. Such substitution shall be made by transfer to Buyer of such other Securities and transfer to Seller of such Purchased Securities. After substitution, the substituted Securities shall be deemed to be Purchased Securities.

(b) In Transactions in which Seller retains custody of Purchased Securities, the parties expressly agree that Buyer shall be deemed, for purposes of subparagraph (a) of this Paragraph, to have agreed to and accepted in this Agreement substitution by Seller of other Securities for Purchased Securities; provided, however, that such other Securities shall have a Market Value at least equal to the Market Value of the Purchased Securities for which they are substituted.

10. Representations. Each of Buyer and Seller represents to the other that (a) it is duly authorized to execute and deliver this Agreement, to enter into Transactions contemplated under this Agreement and to perform its obligations under this Agreement and has taken all necessary action to authorize such execution, delivery and performance, (b) it will engage in such Transactions as principal (or, if agreed in writing, in the form of an annex hereto or otherwise, in advance of any Transaction by the other party hereto, as agent for a disclosed principal), (c) the person signing this Agreement on its behalf is duly authorized to do so on its behalf (or on behalf of any such disclosed principal), (d) it has obtained all authorizations of any governmental body required in connection with this Agreement and the Transactions under this Agreement and such authorizations are in full force and effect and (e) the execution, delivery and performance of this Agreement and the Transactions under this Agreement will not violate any law, ordinance, charter, by-law or rule applicable to it or any agreement by which it is bound or by which any of its assets are affected. On the Purchase Date for any Transaction, Buyer and Seller shall each be deemed to repeat all the foregoing representations made by it.

11. Events of Default. In the event that (1) Seller fails to transfer or Buyer fails to purchase Purchased Securities upon the applicable Purchase Date, (2) Seller fails to repurchase or Buyer fails to transfer Purchased Securities upon the applicable Repurchase Date, (3) Seller or Buyer fails to comply with Paragraph 4 of this Agreement, (4) Buyer fails, after one business day’s notice, to comply with Paragraph 5 of this Agreement, (5) an Act of Insolvency occurs with respect to Seller or Buyer, (6) any representation made by Seller or Buyer shall have been incorrect or untrue in any material respect when made or repeated or deemed to have been made or repeated, or (7) Seller or Buyer shall admit to the other its inability to, or its intention not to, perform any of its obligations under this Agreement (each an “Event of Default”):

(a) The non-defaulting party may, at its option (which option shall be deemed to have been exercised immediately upon the occurrence of an Act of Insolvency), declare an Event of Default to have occurred under this Agreement and, upon the exercise or deemed exercise of such option, the Repurchase Date for each Transaction under this Agreement shall, if it has not already occurred, be deemed immediately to occur (except that, in the event that the Purchase Date for any Transaction has not yet occurred as of the date of such exercise or deemed exercise, such Transaction shall be deemed immediately canceled). The non-defaulting party shall (except upon the occurrence of an Act of Insolvency) give notice to the defaulting party of the exercise of such option as promptly as practicable.

(b) In all Transactions in which the defaulting party is acting as Seller, if the non-defaulting party exercises or is deemed to have exercised the option referred to in subparagraph (a) of this Paragraph, (i) the defaulting party’s obligations in such Transactions to repurchase all Purchased Securities, at the applicable Repurchase Price on the Repurchase Date determined in accordance with subparagraph (a) of this Paragraph, shall thereupon become immediately due and payable, (ii) all Income paid after such exercise or deemed exercise shall be retained by the non-defaulting party and applied to the aggregate unpaid Repurchase Prices and any other amounts owing by the defaulting party under this Agreement, and (iii) the defaulting party shall immediately deliver to the non-defaulting party any Purchased Securities subject to such Transactions then in the defaulting party’s possession or control.

(c) In all Transactions in which the defaulting party is acting as Buyer, upon tender by the non-defaulting party of payment of the aggregate Repurchase Prices for all such Transactions, all right, title and interest in and entitlement to all Purchased Securities subject to such Transactions shall be deemed transferred to the non-defaulting party, and the defaulting party shall deliver all such Purchased Securities to the non-defaulting party.

(d) If the non-defaulting party exercises or is deemed to have exercised the option referred to in subparagraph (a) of this Paragraph, the non-defaulting party, without prior notice to the defaulting party, may:

(i) as to Transactions in which the defaulting party is acting as Seller, (A) immediately sell, in a recognized market (or otherwise in a commercially reasonable manner) at such price or prices as the non-defaulting party may reasonably deem satisfactory, any or all Purchased Securities subject to such Transactions and apply the proceeds of such Purchased Securities to the aggregate unpaid Repurchase Prices and any other amounts owing by the defaulting party under this Agreement or (B) in its sole discretion elect, in lieu of selling all or a portion of such Purchased Securities, to give the defaulting party credit for such Purchased Securities in an amount equal to the price therefor on such date, obtained from a generally recognized source or the most recent closing bid quotation from such a source, against the aggregate unpaid Repurchase Prices and any other amounts owing by the defaulting party under this Agreement; and

(ii) as to Transactions in which the defaulting party is acting as Buyer, (A) immediately purchase, in a recognized market (or otherwise in a commercially reasonable manner) at such price or prices as the non-defaulting party may reasonably deem satisfactory, securities (“Replacement Securities”) of the same class and amount as any Purchased Securities that are not delivered by the defaulting party to the non-defaulting party as required under this Agreement or (B) in its sole discretion elect, in lieu of purchasing Replacement Securities, to be deemed to have purchased Replacement Securities at the price therefor on such date, obtained from a generally recognized source or the most recent closing offer quotation from such a source.

Unless otherwise provided in Exhibit A, the parties acknowledge and agree that (1) the Securities subject to any Transaction under this Agreement are instruments traded in a recognized market, (2) in the absence of a generally recognized source for prices or bid or offer quotations for any Security, the non-defaulting party may establish the source therefor in its sole discretion and (3) all prices, bids and offers shall be determined together with accrued Income (except to the extent contrary to market practice with respect to the relevant Securities).

(e) As to Transactions in which the defaulting party is acting as Buyer, the defaulting party shall be liable to the non-defaulting party for any excess of the price paid (or deemed paid) by the non-defaulting party for Replacement Securities over the Repurchase Price for the Purchased Securities replaced thereby and for any amounts payable by the defaulting party under Paragraph 5 of this Agreement or otherwise under this Agreement.

(f) For purposes of this Paragraph 11, the Repurchase Price for each Transaction under this Agreement in respect of which the defaulting party is acting as Buyer shall not increase above the amount of such Repurchase Price for such Transaction determined as of the date of the exercise or deemed exercise by the non-defaulting party of the option referred to in subparagraph (a) of this Paragraph.

(g) The defaulting party shall be liable to the non-defaulting party for (A) the amount of all reasonable legal or other expenses incurred by the non-defaulting party in connection with or as a result of an Event of Default, (B) damages in an amount equal to the cost (including all fees, expenses and commissions) of entering into replacement transactions and entering into or terminating hedge transactions in connection with or as a result of an Event of Default, and (C) any other loss, damage, cost or expense directly arising or resulting from the occurrence of an Event of Default in respect of a Transaction.

(h) To the extent permitted by applicable law, the defaulting party shall be liable to the non-defaulting Party for interest on any amounts owing by the defaulting party under this Agreement, from the date the defaulting party becomes liable for such amounts under this Agreement until such amounts are (A) paid in full by the defaulting party or (‘B) satisfied in full by the exercise of the non-defaulting party’s rights under this Agreement. Interest on any sum payable by the defaulting party to the non-defaulting party under this Paragraph 11(h) shall be at a rate equal to the greater of the Pricing Rate for the relevant Transaction or the Prime Rate.

(i) The non-defaulting party shall have, in addition to its rights under this Agreement, any rights otherwise available to it under any other agreement or applicable law.

12. Single Agreement. Buyer and Seller acknowledge that, and have entered into this Agreement and will enter into each Transaction under this Agreement in consideration of and in reliance upon the fact that, all Transactions under this Agreement constitute a single business and contractual relationship and have been made in consideration of each other. Accordingly, each of Buyer and Seller agrees (a) to perform all of its obligations in respect of each Transaction under this Agreement, and that a default in the performance of any such obligations shall constitute a default by it in respect of all Transactions under this Agreement, (b) that each of them shall be entitled to set off claims and apply property held by them in respect of any Transaction against obligations owing to them in respect of any other Transactions under this Agreement and (c) that payments, deliveries and other transfers made by either of them in respect of any Transaction shall be deemed to have been made in consideration of payments, deliveries and other transfers in respect of any other Transactions under this Agreement, and the obligations to make any such payments, deliveries and other transfers may be applied against each other and netted.

13. Notices and Other Communications. Any and all notices, statements, demands or other communications under this Agreement may be given by a party to the other by mail, facsimile, telegraph, messenger or otherwise to the address specified in Exhibit B to this Agreement, or so sent to such party at any other place specified in a notice of change of address hereafter received by the other. All notices, demands and requests under this Agreement may be made orally, to be confirmed promptly in writing, or by other communication as specified in the preceding sentence.

14. Entire Agreement; Severability. This Agreement shall supersede any existing agreements between the parties containing general terms and conditions for repurchase transactions. Each provision and agreement set forth in this Agreement shall be treated as separate and independent from any other provision or agreement set forth in this Agreement and shall be enforceable notwithstanding the unenforceability of any such other provision or agreement.

15. Non-assignability; Termination.

(a) The rights and obligations of the parties under this Agreement and under any Transaction shall not be assigned by either party without the prior written consent of the other party, and any such assignment without the prior written consent of the other party shall be null and void. Subject to the foregoing, this Agreement and any Transactions shall be binding upon and shall inure to the benefit of the parties and their respective successors and assigns. This Agreement may be terminated by either party upon giving written notice to the other, except that this Agreement shall, notwithstanding such notice, remain applicable to any Transactions then outstanding.

(b) Subparagraph (a) of this Paragraph 15 shall not preclude a party from assigning, charging or otherwise dealing with all or any part of its interest in any sum payable to it under Paragraph 11 of this Agreement.

16. Governing Law. This Agreement shall be governed by the laws of the State of New York without giving effect to conflict of law principles.

17. No Waivers, Etc. No express or implied waiver of any Event of Default by either party shall constitute a waiver of any other Event of Default and no exercise of any remedy under this Agreement by any party shall constitute a waiver of its right to exercise any other remedy under this Agreement. No modification or waiver of any provision of this Agreement and no consent by any party to a departure from this Agreement shall be effective unless and until such shall be in writing and duly executed by both of the parties hereto. Without limitation on any of the foregoing, the failure to give a notice pursuant to Paragraph 4(a) or 4(b) of this Agreement will not constitute a waiver of any right to do so at a later date.

18. Use of Employee Plan Assets.

(a) If assets of an employee benefit plan subject to any provision of the Employee Retirement Income Security Act of 1974 (“ERISA”) are intended to be used by either party hereto (the “Plan Party”) in a Transaction, the Plan Party shall so notify the other party prior to the Transaction. The Plan Party shall represent in writing to the other party that the Transaction does not constitute a prohibited transaction under ERISA or is otherwise exempt from ERISA, and the other party may proceed in reliance on such representation but shall not be required so to proceed.

(b) Subject to the last sentence of subparagraph (a) of this Paragraph 18, any such Transaction shall proceed only if Seller furnishes or has furnished to Buyer its most recent available audited statement of its financial condition and its most recent subsequent unaudited statement of its financial condition.

(c) By entering into a Transaction pursuant to this Paragraph, Seller shall be deemed (i) to represent to Buyer that since the date of Seller’s latest such financial statements, there has been no material adverse change in Seller’s financial condition which Seller has not disclosed to Buyer, and (ii) to agree to provide Buyer with future audited and unaudited statements of its financial condition as they are issued, so long as it is a Seller in any outstanding Transaction involving a Plan Party.

19. Intent.

(a) The parties recognize that each Transaction is a “repurchase agreement” as that term is defined in Section 101 of Title 11 of the United States Code, as amended (except insofar as the type of Securities subject to such Transaction or the term of such Transaction would render such definition inapplicable), and a “securities contract” as that term is defined in Section 741 of Title 11 of the United States Code, as amended (except insofar as the type of assets subject to such Transaction would render such definition inapplicable).

(b) It is understood that either party’s right to liquidate Securities delivered to it in connection with Transactions under this Agreement or to exercise any other remedies pursuant to Paragraph 11 of this Agreement is a contractual right to liquidate such Transaction as described in Sections 555 and 559 of Title 11 of the United States Code, as amended.

(c) The parties agree and acknowledge that if a party hereto is an “insured depository institution,” as such term is defined in the Federal Deposit Insurance Act, as amended (“FDIA”), then each Transaction under this Agreement is a “qualified financial contract,” as that term is defined in FDIA and any rules, orders or policy statements under FDIA (except insofar as the type of assets subject to such Transaction would render such definition inapplicable).

(d) It is understood that this Agreement constitutes a “netting contract” as defined in and subject to Title IV of the Federal Deposit Insurance Corporation Improvement Act of 1991 (“FDICIA”) and each payment entitlement and payment obligation under any Transaction under this Agreement shall constitute a “covered contractual payment entitlement” or “covered contractual payment obligation” means respectively, as defined in and subject to FDICIA (except insofar as one or both of the parties is not a “financial institution” as that term is defined in FDICIA).

20. Disclosure Relating to Certain Federal Protections. The parties acknowledge that they have been advised that:

(a) in the case of Transactions in which one of the parties is a broker or dealer registered with the Securities and Exchange Commission (“SEC”) under Section 15 of the Securities Exchange Act of 1934 (“1934 Act”), the Securities Investor Protection Corporation has taken the position that the provisions of the Securities Investor Protection Act of 1970 (“SIPA”) do not protect the other party with respect to any Transaction under this Agreement;

(b) in the case of Transactions in which one of the parties is a government securities broker or a government securities dealer registered with the SEC under Section 15C of the 1934 Act, SIPA will not provide protection to the other party with respect to any Transaction under this Agreement; and

(c) in the case of Transactions in which one of the parties is a financial institution, funds held by the financial institution pursuant to a Transaction under this Agreement are not a deposit and therefore are not insured by the Federal Deposit Insurance Corporation or the National Credit Union Share Insurance Fund, as applicable.

FIRST UNION NATIONAL BANK, a national banking association		CAPITAL LEASE FUNDING, LLC, a Delaware limited liability company

		By:	Capital Lease Funding, L.P.,
its Member

By:	/s/ WILLIAM C. GREEN		By:	/s/ PAUL H. MCDOWELL
Name:	William C. Green		Name:	Paul H. McDowell
Title:	Senior Vice President		Title:	Chief Executive Officer

EXHIBIT A

SUPPLEMENTAL TERMS AND CONDITIONS

Supplemental Terms and Conditions

This Exhibit A constitutes a part of the Master Repurchase Agreement dated November 1, 2001 between FIRST UNION NATIONAL BANK, a national banking association and CAPITAL LEASE FUNDING, LLC, a Delaware limited liability company. Capitalized terms used but not defined in this Exhibit A shall have the meanings set forth above in the Agreement. To the extent that the terms of this Exhibit A conflict with the terms of the Agreement, the terms of this Exhibit A shall control.

1. Additional Definitions. Whenever used in the Agreement (including all Exhibits), the following words and phrases, unless the context otherwise requires, shall have the meanings set forth below. Capitalized terms defined above in the Agreement whose definitions are also defined by this Exhibit A shall, for all purposes of the Agreement, be deemed to have been modified by this Exhibit A.

1.1 “Act of Insolvency” means, with respect to any party, (a) the commencement by Seller as debtor of any case or proceeding under any bankruptcy, insolvency, reorganization, liquidation, moratorium, dissolution, delinquency or similar law, or such party seeking the appointment or election of a receiver, conservator, trustee, custodian or similar official for such party or any substantial part of its property, or the convening of any meeting of creditors for purposes of commencing any such case or proceeding or seeking such an appointment or election, (b) the commencement of any such case or proceeding against Seller, or another seeking such an appointment or election, or the filing against a party of an application for a protective decree under the provisions of the Securities Investor Protection Act of 1970, which (i) is consented to or not timely contested by such party, (ii) results in the entry of an order for relief, such an appointment or election, the issuance of such a protective decree or the entry of an order having a similar effect, or (iii) in the case of such a proceeding which is involuntary on the part of Seller, is not dismissed within 30 days, (c) the making by Seller of a general assignment for the benefit of creditors, or (d) the admission in writing by such party of such party’s inability to pay such party’s debts as they become due;

1.2 “Affiliate”: With respect to any specified Person, any other Person controlling or controlled by or under common control with such specified Person. For the purposes of this definition, “control” when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise, and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

1.3 “Business Day” means any day other than a Saturday, a Sunday or a day on which banking institutions in the States of North Carolina or New York are authorized or obligated by law, executive order or governmental decree to be closed.

1.4 “Buyer’s Margin Percentage” means (a) with respect to any Transaction as of the Purchase Date, 15 3.8562%, and (b) with respect to any Transaction as of any date thereafter, 117.6471%.

1.5 “LIBOR” means, with respect to the Transactions, the rate per annum equal to the rate appearing as one-month LIBOR on Telerate page 3750 as of 11:00 a.m., London time, (or if not so reported, then as determined by Buyer from another recognized source or interbank quotation), rounded up to the nearest one-eighth of one percent (1/8%), as calculated on the second London Business Day before the Purchase Date and as subsequently adjusted on the first day of the first calendar month following the Purchase Date and on the first day of each calendar month through and until the date of determination.

1.6 “Lien” means any mortgage, lien, pledge, charge, security interest or similar encumbrance.

1.7 “London Business Day” means a day of the year on which dealings in United States dollars are carried on in the London interbank market and banks are not required or authorized to close in London or in New York, New York.

1.8 “Margin Notice Deadline” means the time agreed to by the parties in the relevant Confirmation, the Agreement, this Exhibit A or otherwise as the deadline for giving notice requiring satisfaction within two (2) Business Days of margin maintenance obligations as provided in Paragraph 4 of this Agreement (or, in the absence of any such agreement, the deadline for such purposes established in accordance with market practice).

1.9 “Market Value” means with respect to any Securities as of any date, shall mean the price at which the Securities could readily be sold as determined by Buyer in its sole and reasonable discretion, provided, however, in the absence of a generally recognized source for prices or bid or offer quotations for any Securities, Buyer may establish the source therefor in its sole and reasonable discretion. Without limiting the foregoing, Seller acknowledges that the Market Value of all or any portion of a Purchased Security may be reduced to zero.

1.10 “Offering Document” means the indenture, pooling and servicing agreement or other document pursuant to which a Purchased Security has been issued.

1.11 “Person”: Any individual, corporation, limited liability company, partnership, joint venture, association, joint-stock company, trust, estate, unincorporated organization or government or any agency or political subdivision thereof.

1.12 “Pricing Rate” means LIBOR plus two hundred (200) basis points; provided, that after the occurrence and during the continuation of an Event of Default, the Pricing Rate shall mean LIBOR plus four hundred (400) basis points.

1.13 “Purchase Date” means the purchase date specified on the Confirmation.

1.14 “Purchase Price” means (a) on the Purchase Date, the price at which Purchased Securities are transferred by Seller to Buyer, and (b) thereafter decreased by the amount of any cash transferred by Seller to Buyer pursuant to Paragraph 4(a) of the Agreement or applied to reduce Seller’s obligations under Paragraph 5 (b)(ii) of the Agreement.

1.15 “Purchased Securities” means the Securities transferred by Seller to Buyer in a Transaction under the Agreement, including but not limited to those Securities identified on attached Exhibit D. The term “Purchased Securities” with respect to any Transaction at any time also shall include Additional Purchased Securities delivered pursuant to Paragraph 4(a) of the Agreement.

1.16 “Securitization” means a securitization of loan contracts that finances commercial lease-backed mortgages (“Contracts”) by a trust or other entity. Without limiting the foregoing, a Securitization shall include: (a) the issuance of notes, trust certificates or other instruments or securities to be paid from the proceeds of Contracts, and (b) the sale of undivided interests in Contracts.

1.17 “Termination Date” means the date which is the second (2nd) anniversary of the date of the Agreement.

1.18 “Underlying Documents” means, with respect to the applicable Purchased Security, each Offering Document and any other document executed in connection with the Agreement or with a Securitization, or related thereto, and each agreement or agreements which govern the issuance and payment of or secure such Purchased Security.

2. Additional Conditions. All payments and distributions, whether in the form of Income from the Purchased Securities or cash or Additional Purchased Securities from Seller, made on or with respect to the Purchased Securities will, unless otherwise agreed by Buyer, be paid, delivered or transferred directly to Buyer (or such affiliate as Buyer may designate). Provided that no Event of Default has occurred, Buyer shall apply such funds as follows:

2.1 First, to satisfy a Margin Deficit under Paragraph 4(a) of the Agreement, and

2.2 Second, to satisfy any other amounts due and owing by Seller to Buyer under the Agreement; and

2.3 Last, any amounts in excess of the amounts described in clauses (a) and (b) above shall be transferred by Buyer to Seller promptly.

Following the occurrence and continuance of an Event of Default, Buyer shall retain all Income and apply it as specified above. If Seller shall receive any payment or distribution with respect to the Purchased Securities, it shall hold such payment or distribution in trust for the benefit of Buyer and shall forward such payment, at the direction of Buyer, to the then outstanding obligations.

3. Additional Representations. In addition to the representations and warranties set forth in Paragraph 10 of the Agreement, Seller additionally represents and warrants to Buyer that as of the date of the Agreement and as of each Purchase Date, or such other date or dates indicated below:

3.1 Immediately prior to the Transactions, Seller shall own the Securities free and clear of all pledges, liens, security interests, encumbrances, charges and other adverse claims, and upon the consummation of the Transactions, Buyer shall (a) be the owner of the Securities free and clear of any adverse claim and (b) obtain a valid, perfected first priority security interest in the Securities;

3.2 There is no action, suit, proceeding, investigation or arbitration pending or threatened against Seller which may result in any material adverse change in the business, operations, financial conditions, properties or assets of Seller or which may have an adverse effect on the validity of the Agreement or the Purchased Securities or any action taken or to be taken in connection with the obligations of Seller contemplated in the Agreement; and

3.3 Seller has the power and authority and the legal right to execute and deliver, to perform its obligations under the Agreement and has taken all necessary action to authorize its execution, delivery and performance of the Agreement; and

3.4 The Agreement constitutes Seller’s legal, valid and binding obligation, enforceable against it in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally; and

3.5 The consummation of the transactions contemplated by the Agreement and the fulfillment of the terms thereof will not (a) conflict with, result in any material breach of any of the terms and provisions of, or constitute (with or without notice or lapse of time or both) a default under, Seller’s partnership agreement or other organizational documents, (b) result in the creation or imposition of any Lien, adverse claim or other encumbrance upon any of Seller’s assets, other than as expressly created under the Agreement, or (c) violate any law or order, rule or regulation applicable to Seller of any court or of any federal or state regulatory body, administrative agency, or other governmental instrumentality having jurisdiction over Seller or any of its assets; and

3.6 All material actions, approvals, consents, waivers, exemptions, variances, franchises, orders, permits, authorizations, rights and licenses required to be taken, given or obtained, as the case may be, by or from any federal, state or other governmental authority or agency that are necessary in connection with Seller’s execution, delivery and performance of the Agreement, have been duly taken, given or obtained, as the case may be, are in full force and effect on the date hereof, are not subject to any pending proceedings or appeals (administrative, judicial or otherwise) and either the time within which any appeal therefrom may be taken or review thereof may be obtained has expired or no review thereof may be obtained or appeal therefrom taken, and are adequate to authorize the consummation of the transactions contemplated by the Agreement and the performance of its obligations under the Agreement; and

3.7 Except as explicitly set forth in this Agreement: (a) there are no agreements on the part of Seller to issue, sell or distribute the Purchased Securities, other than the Agreement; and (b) Seller has no obligation (contingent or otherwise) to purchases redeem or otherwise acquire any securities or any interest therein or to pay any dividend or make any distribution in respect of the Purchased Securities.

4. Additional Covenants of Seller. While there is an outstanding Transaction, Seller hereby agrees as follows:

4.1 Seller shall promptly deliver or cause to be delivered to Buyer, upon receipt by Seller, (a) notice of any “default” or “event of default”, however defined, under any Offering Document or other Underlying Document, (b) any report or notice received by Seller pursuant to the Offering Documents and any other Underlying Document that are required to be delivered to the registered holder of the Purchased Securities promptly following receipt thereof and (c) any other such document or information relating to the Purchased Securities as Buyer may reasonably request from time to time.

4.2 If Seller shall receive any rights, whether in addition to, in substitution of, as a conversion of, or in exchange for any Purchased Securities, or otherwise in respect thereof, Seller shall accept the same as Buyer’s agent, hold the same in trust for Buyer and deliver the same forthwith to Buyer in the exact form received, together with duly executed instruments of transfer or assignment in blank and such other documentation as Buyer shall reasonably request. If any sums of money or property are paid or distributed in respect of the Purchased Securities and received by Seller, Seller shall promptly pay or deliver such money or property to Buyer and, until such money or property is so paid or delivered to Buyer, hold such money or property in trust for Buyer, segregated from other funds of Seller.

4.3 At any time and from time to time, upon the written request of Buyer, and at the sole expense of Seller, Seller will promptly and duly execute and deliver such further instruments and documents and take such further actions as Buyer may reasonably request for the purposes of obtaining or preserving the full benefits of the Agreement, the Offering Documents and all Underlying Documents and of the rights and powers therein granted, including, without limitation, any offering documents, private placement memoranda or prospectuses relating to the Purchased Securities in order to facilitate the sale thereof.

4.4 Seller shall pay, and save Buyer harmless from, any and all liabilities with respect to, or resulting from, any and all stamp, excise, sales or other taxes which may be payable or determined to be payable with respect to any of the Purchased Securities or in connection with any of the transactions contemplated by the Agreement and all Underlying Documents, including any delay in the payment thereof, other than income taxes of Buyer.

4.5 Seller shall not consent to, or enter into, any material amendment to the Offering Documents or any Underlying Documents without first obtaining the written consent of Buyer, which consent shall not be unreasonably withheld, conditioned or delayed.

4.6 Seller shall promptly notify Buyer upon receipt of notice or actual knowledge of the occurrence of any Event of Default.

5. Modification of Subparagraph 3(b) of the Agreement. Paragraph 3(b) of the Agreement is deleted and replaced with the following:

(b) Upon agreeing to enter into a Transaction under the Agreement, Buyer or Seller (or both), as shall be agreed, shall promptly deliver to the other party a written confirmation of each Transaction in the form attached as Exhibit C to this Agreement (a “Confirmation”). The Confirmation, together with this Agreement, shall constitute conclusive evidence of the terms agreed between Buyer and Seller with respect to the Transaction to which the Confirmation relates, unless with respect to the Confirmation specific objection is made promptly after receipt of such Confirmation. In the event of any conflict between the terms of such Confirmation and this Agreement, this Agreement shall prevail.

6. Modification of Subparagraph 4(a) of this Agreement. Subparagraph 4(a) of the Agreement is deleted and replaced with the following:

(a) If at any time the aggregate Market Value of all Purchased Securities subject to all Transactions in which a particular party to this Agreement is acting as Buyer is less than the aggregate Buyer’s Margin Amount for the Transaction (a “Margin Deficit”), then Buyer may by notice to Seller require Seller in such Transactions, at Seller’s option, to transfer to Buyer certain amounts of cash, cash equivalents or equivalent securities (the equivalence of such securities being determined in Buyer’s reasonable discretion) (“Additional Purchased Securities”), so that such cash and aggregate Market Value of the Purchased Securities, will thereupon equal or exceed such aggregate Buyer’s Margin Amount (decreased by the amount of any Margin Deficit as of such date arising from the Transactions in which such Buyer is acting as Seller).

7. Modification of Subparagraph 4(c) of the Agreement. Subparagraph 4(c) of the Agreement is deleted and replaced with the following:

(c) If any notice is given by Buyer or Seller under subparagraph (a) of this Paragraph at or before the Margin Notice Deadline on any Business Day, the party receiving such notice shall transfer cash or Additional Purchased Securities as provided in such subparagraph no later than the close of business in the relevant market on such day. If any such notice is given after the Margin Notice Deadline, the party receiving such notice shall transfer such cash or Securities no later than the close of business in the relevant market on the next business day following such notice.

8. Modification of Subparagraph 4(d) of the Agreement. Subparagraph 4(d) of the Agreement is deleted and replaced with the following:

(d) Any cash transferred pursuant to this Paragraph shall be applied by Buyer as a reduction against the Repurchase Price.

9. Modification of Paragraph 6 of the Agreement. Paragraph 6 of the Agreement is amended by adding the clause “and any and all rights of Seller under the Underlying Documents” to the end of such Paragraph.

10. Modification of Paragraph 11 of the Agreement.

10.1 Clause (4) of the first paragraph of Paragraph Il is amended to provide for two (2) Business Days notice by Seller if Buyer fails to comply with Paragraph 5 of the Agreement.

10.2 The following language is added to the first paragraph of Paragraph 11 as new clauses (8) and (9):

(8) Seller shall fail to perform or comply with, admit its inability to perform or state its intention not to perform or comply with its obligations and covenants under this Agreement; and

(9) Either (A) this Agreement and Underlying Documents (including endorsements and assignments reflecting the transfer of the Purchased Securities) and related deliveries shall for any reason not cause, or shall cease to cause, Buyer to be the owner free and clear of any adverse claim to any of the Purchased Securities subject to the Transactions, or, in the alternative (as contemplated by Paragraph 6 of this Agreement), (B) this Agreement and Underlying Documents (including endorsements and assignments reflecting the transfer of the Purchased Securities) and related custodial deliveries shall for any reason not create, or shall cease to create, a valid, perfected first priority security interest in favor of Buyer in any of the Purchased Securities subject to the Transactions.

10.3 In addition to the rights set forth in Paragraph 11, Buyer shall have the following additional rights if an Event of Default occurs with respect to Seller:

(a) At the option of Buyer, exercised by written notice to Seller (which option shall be deemed to have been exercised, even if no notice is given, immediately upon the occurrence of an Act of Insolvency), the Repurchase Date for each Transaction shall be deemed immediately to occur.

(b) If Buyer exercises or is deemed to have exercised the option referred to in subsection 9.1 above:

(i) Seller’s obligations under the Agreement to repurchase all Purchased Securities in such Transactions shall become immediately due and payable; and

(ii) To the extent permitted by applicable law, the Repurchase Price with respect to each such Transaction shall be increased by the aggregate amount obtained by daily application of LIBOR plus four hundred (400) basis points (on a 360-day per year basis for the actual number of days during the period from and including the date that is two (2) business days after the date of the exercise or deemed exercise of such option but excluding the date of repayment of the Repurchase Price as so increased) to the Repurchase Price for such Transaction as of the Repurchase Date as determined pursuant to subsection 10.3 above.

(c) Seller shall be liable to Buyer for the amount of all reasonable, out-of-pocket expenses, including reasonable attorneys’ fees and other expenses incurred by Buyer in connection with an Event of Default.

(d) Buyer and Seller agree and acknowledge that the Purchased Securities constitute collateral that may decline rapidly in value. Notwithstanding the foregoing, Buyer shall be required to give two (2) Business Day’s notice to Seller prior to exercising any remedy in respect of an Event of Default. In no event shall the giving of notice obligate Buyer to exercise its rights set forth in Paragraph 11 of the Agreement or Section 7 of this Exhibit A.

(e) Buyer may, in its sole discretion, elect to hold any Purchased Security for its own account and earn the related interest or dividend on the full face amount of such interest or dividend (subject to applicable usury laws).

10.4 In making a determination as to whether an Event of Default has occurred, either party shall be entitled to rely on reports published or broadcast by media sources believed by either party to be generally reliable and on information provided to it by any other sources believed by it to be generally reliable, provided that either party reasonably and in good faith believes such information to be accurate and has taken such steps as may be reasonable in the circumstances to attempt to verify such information.

10.5 In addition to the rights under Paragraph 11(a) of the Agreement, upon an Event of Default Buyer shall no longer be obligated to enter into any additional Transactions pursuant to any outstanding Confirmation.

11. Modification of Paragraph 13 of the Agreement. Paragraph 13 of the Agreement is deleted and replaced with the following:

13. Notices and Other Communications. Any and all notices, statements, demands or other communications under this Agreement may be given by a party to the other by mail, facsimile, electronic mail, telegraph, messenger or otherwise to the address specified in Exhibit B to this Agreement, or so sent to such party at any other place specified in a notice of change of address hereafter received by the other; provided, however, that with respect to notice delivered by electronic mail or facsimile, such notice shall not be deemed to have been received unless the sender has received confirmation of receipt.

12. Conditions Precedent. Buyer’s obligation to purchase Securities under the Agreement shall be subject to the following terms and conditions:

12.1 The Agreement and this Exhibit A shall have been executed and delivered by a duly authorized officer of Buyer and Seller;

12.2 Buyer shall have received a Confirmation on the related Purchased Date, executed and delivered by a duly authorized officer of Seller;

12.3 The representations and warranties of Seller in Paragraph 10 of the Agreement and Paragraph 3 of this Exhibit A shall be true and correct;

12.4 No Event of Default shall have occurred and be continuing;

12.5 No “default” or “trigger event” shall have occurred under the Offering Document or other Underlying Document relating to such Securities;

12.6 Buyer shall have satisfactorily completed a due diligence review of the Securities;

12.7 In connection with the original purchase, Buyer shall have received opinions of counsel to Seller, in form and substance satisfactory to Buyer;

12.8 Buyer shall have either (a) received the original certificate evidencing any Security which is in certificated form with all necessary endorsements, bond powers or transfer instruments executed in blank by the appropriate officers of Seller, all in form and substance satisfactory to Buyer, or (b) received confirmation that such Security has been registered into the name of Buyer with the Depository Trust Company or other applicable securities intermediary clearance corporation; and or other applicable clearance company, and in either case of either (a) or (b) above, Seller shall have executed and delivered such other documents as may be required to transfer the Purchased Securities pursuant to the related Offering Document and as Buyer shall require to accomplish its purchase of the Purchased Securities, including, without limitation, signature guarantees.

12.9 Buyer shall have received such other and further documents and legal opinions as Buyer in its sole discretion shall require.

13. Indemnification.

13.1 Seller agrees to hold Buyer, and its Affiliates and their officers, directors, employees, agents and advisors (each an “Indemnified Party”) harmless from and indemnify any Indemnified Party against all liabilities, losses, damages, judgments, costs and expenses of any kind (including the costs and expenses of legal counsel) which may be imposed on, incurred by or asserted against such Indemnified Party (collectively, the “Costs”) relating to or arising out of the Agreement, the Underlying Documents or any transaction contemplated hereby or thereby, or any amendment, supplement or modification of, or any waiver or consent under or in respect of, the Agreement, the

Underlying Documents or any transaction contemplated hereby or thereby, that, in each case, results from anything other than any Indemnified Party’s gross negligence or willful misconduct. Without limiting the generality of the foregoing, Seller agrees to hold any Indemnified Party harmless from and indemnify such Indemnified Party against all Costs with respect to all Purchased Securities relating to or arising out of any violation or alleged violation of any law, rule or regulation that, in each case, results from anything other than such Indemnified Party’s gross negligence or willful misconduct. In any suit, proceeding or action brought by an Indemnified Party in connection with any Purchased Security for any sum owing under such Purchased Securities, or to enforce any provisions of any Purchased Security or any Underlying Document, Seller will save, indemnify and bold such Indemnified Party harmless from and against all expense, loss or damage suffered by reason of any defense, set-off, counterclaim, recoupment or reduction or liability whatsoever of the account debtor or obligor under such Purchased Securities, arising out of a breach by Seller of any obligation under such Purchased Securities or arising out of any other agreement, indebtedness or liability at any time owing to or in favor of such account debtor or obligor or its successors from Seller. Seller also agrees to reimburse an Indemnified Party as and when billed by such Indemnified Party for all such Indemnified Party’s reasonable costs and expenses incurred in connection with the enforcement or the preservation of such Indemnified Party’s rights under the Agreement, any Underlying Document or any transaction contemplated hereby or thereby, including without limitation the reasonable fees and disbursements of its counsel.

13.2 Seller agrees to pay as and when billed by Buyer all the reasonable due diligence, inspection, testing and review costs and expenses incurred by Buyer with respect to Purchased Securities under the Agreement, including, but not limited to, those reasonable costs and expenses incurred by Buyer and reimbursable by Seller pursuant to Subparagraph 10.1 above.

13.3 The remedies provided for above are in addition to any rights or remedies that Buyer may have pursuant to Paragraph 11 or any other provision of the Agreement and are in addition to any other rights or remedies that Buyer may have at equity or law.

14. Termination. Notwithstanding any provisions of Paragraph 15 of the Agreement to the contrary, the Agreement and all Transactions under the Agreement shall terminate automatically on the Termination Date.

15. No Margin Excess; No Retention; No Substitution. Notwithstanding anything to the contrary in the Agreement, the parties agree that Seller shall have no right to (A) require Buyer to transfer cash or Purchased Securities upon the occurrence of a Margin Excess (as described in subparagraph 4(b) of the Agreement), (B) retain Purchased Securities as contemplated by Paragraph 8 of the Agreement, or (C) substitute other Securities for Purchased Securities as contemplated by Paragraph 9 of the Agreement. In accordance with such agreement between the parties, the following terms and conditions of the Agreement are hereby rendered inoperative and void:

15.1 All of subparagraphs 2(h), 2(s) and 2(t);

15.2 All of subparagraph 4(b);

15.3 Any rights or obligations of Seller or Buyer with respect to a Margin Excess contemplated by subparagraphs 4(e) and 4(f) of the Agreement;

15.4 Any rights of Seller to retain after the Purchase Date the applicable Purchased Securities as contemplated by Paragraph 8 of the Agreement; and

15.5 All of Paragraph 9 of the Agreement.

16. Rights of Buyer. Notwithstanding anything in the Agreement or this Exhibit A to the contrary, until such time as Seller has exercised its right to repurchase any Purchased Securities and Buyer has reconveyed such Purchased Securities to Seller, Buyer shall have the exclusive right to exercise any rights and remedies under such Purchased Securities, including, but not limited to, the granting of any waivers, consents or approvals, the right to receive any and all notices under such Purchased Securities, and the right to exercise any and all remedies available under such Purchased Securities.

17. Non-Recourse. Further notwithstanding anything in the Agreement or this Exhibit A to the contrary, Buyer and Seller acknowledge that the Agreement and this Exhibit A, including but not limited to the provisions of Sections 1, 4 and 11 of the Agreement and Sections 2, 6, 7, 8, 13 and 15 of Exhibit A, shall be non-recourse against Seller, and that Buyer’s sole recourse against Seller or any asset of Seller under the Agreement and this Exhibit A shall be expressly limited to the Purchased Securities and the right to exercise any and all remedies available under such Purchased Securities.

[REMAINDER OF PAGE LEFT INTENTIONALLY BLANK]

18. Counterparts. The Agreement may be executed in any number of counterparts, each of which counterparts shall be deemed an original, and such counterparts shall constitute but one and the same instrument.

FIRST UNION NATIONAL BANK, a national banking association		CAPITAL LEASE FUNDING, LLC, a Delaware limited liability company

		By:	Capital Lease Funding, L.P., its Member

By:	/s/ WILLIAM C. GREEN	By:	/s/ PAUL H. MCDOWELL
Name:	William C. Green	Name:	Paul H. McDowell
Title:	Senior Vice President	Title:	Chief Executive Officer

EXHIBIT B

NAMES AND ADDRESSES FOR COMMUNICATIONS BETWEEN PARTIES

If to Seller:

Capital Lease Funding, LLC

110 Maiden Lane, 26th Floor

New York, New York 10005

Attention: Paul H. McDowell

Telecopy: (212) 217-6301

E-mail: paul@caplease.com

with a copy to:

Cadwalader, Wickersham & Taft

100 Maiden Lane

New York, New York 10038

Attention: Karen Gelernt, William Mills

Telecopy: (212) 504-6666

E-mail: Karen.Gelernt@cwt.com, William.Mills@cwt.com

If to Buyer:

First Union National Bank

201 South College Street, CP-8

Charlotte, North Carolina 28288

Attention: William C. Green

Telecopy: (704) 383-7639

E-mail: bill.green@funb.com

with a copy to:

Mayer Brown & Platt

100 North Tryon Street, Suite 2400

Charlotte, North Carolina 28202

Attention: James R. Bryant, III

Telecopy: (704) 377-2033

E-mail: jbryant@mayerbrown.com

B-1

EXHIBIT C

FORM OF CONFIRMATION

CONFIRMATION OF TRADE

[DATE]

Capital Lease Funding, LLC

110 Maiden Lane

New York, NY 10005

Attention:                                     , facsimile (212)

Ladies and Gentlemen:

Reference is made to the Master Repurchase Agreement, dated as of November 1, 2001 (the “Master Repurchase Agreement”) between First Union National Bank (the “Buyer”) and Capital Lease Funding, LLC (the “Seller”). Capitalized terms used but not defined herein shall have the respective meanings given to such terms in the Master Repurchase Agreement. The Buyer and the Seller hereby confirm the Buyer’s purchase on the date hereof from the Seller under the Master Repurchase Agreement of Purchased Securities listed on Schedule A attached hereto.

Purchase Date:	, 200

Repurchase Date:	, 200

Last Month in Which Payment Received:

Amount of Last Payment Received:	$

Purchase Price:	$

Terminable on Demand? (Y/N)

Pricing Rate Margin:	%

All-in Pricing Rate on Purchase Date:	% (all-in-rate)

Buyer’s Margin Percentage:	%

Margin Notice Deadline:	p.m. ET

Kindly acknowledge your agreement to the foregoing by signing and returning the copy of this letter.

Sincerely,

FIRST UNION NATIONAL BANK

By:

Name:

Title:

First Union National Bank Charlotte, NC

ABA No.

A/C No.

A/C Name:

Attn:

Acknowledged and Agreed to:

CAPITAL LEASE FUNDING, LLC

By:	Capital Lease Funding, LP., its Member

By:

Name:

Title:

SCHEDULE A

SCHEDULE OF PURCHASED SECURITIES

Market Value	Purchase Price

EXHIBIT D

SCHEDULE OF PURCHASED SECURITIES

	Market Value	Purchase Price
BSCMS Series 1999-CLF1 Class E Certificates, CUSIP 07383FCC0 – Face Amount = $3,326,471	$2,038,000	$1,396,998

BSCMS Series 1999-CLF1 Class F Certificates, CUSIP 07383FCD8 – Face Amount = $2,494,131	$1,147,000	$786,240

CMLBC Series 2001-1 Class H Certificates, CUSIP 201736AM7 – Face Amount = $11,907,000	$6,702,000	$4,594,055

CMLBC Series 2001-1 Class J Certificates, CUSIP 201736AN5 – Face Amount = $7,144,000	$3,075,000	$2,107,836

CMLBC Series 2001-1 Class K Certificates, CUSIP 201736AP0 – Face Amount = $4,766,290	$897,000	$614,871

Total	$13,859,000.00	$9,500,000.00

D-1